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                               SUBLEASE AGREEMENT



This sublease is made on May 17, 1996, between Transworld Home HealthCare, Inc. dba DermaQuest ("Sublessor"), whose address is 8400 Baymeadows Way, Jacksonville, Florida, 32256 and Great Valley Products-M, Inc. ("Sublessee"), whose address is Independence Court Bay #1, Folcroft, PA 19032-2111 as a sublease under the lease dated February 23, 1995, entered into by RREEF USA
FUND -- III, a California Group Trust as Landlord and Sublessor under this lease Tenant, a copy of the lease attached and designated Exhibit A.

1. RECITALS. This sublease is made with reference to the following facts and objectives:

   a. This sublease is subject to all of the terms and conditions of the lease in Exhibit A and Sublessee shall assume and perform Tenant's obligations in said lease, and Sublessor shall assume and perform the obligation of the Landlord in said lease, to the extent said terms and conditions are applicable to the premises subleased pursuant to this sublease. Sublessee shall not commit or permit to be committed on the subleased premises any act or omission which shall violate any term or condition of the lease. In the event of the termination of Sublessor's interest as Tenant under the lease for any reason, then this sublease shall terminate coincidently therewith without any liability of Sublessor to Sublessee.

   b. All of the terms and conditions contained in the lease in Exhibit A are incorporated herein except for paragraphs _____________, as terms and conditions of this sublease (with each reference therein to Landlord and Tenant to be deemed to refer to Sublessor and Sublessee) and along with all of the following paragraphs set out in this sublease, shall be the complete terms and conditions of this sublease.

   c. Landlord shall consent to the proposed sublease in this agreement which shall take effect on June 1, 1996, and Sublessor shall give possession of the premises to Sublessee on that date.

2. PREMISES. Sublessor leases to Sublessee and Sublessee hires from said Sublessor the following described premises together with the appurtenances, situated in the City of Bensalem, County of Bucks, State of Pennsylvania, commonly known as 3580 Progress Drive Suite # J, Bensalem, PA 19020.

3. RENTAL. Sublessee shall pay to Sublessor without deduction, setoff, prior notice or demand, as base rental the sum of One Thousand Eight Hundred Two 50/100 Dollars ($1,802.50) per month in advance on the 1st day of each month in lawful money of the United States of America, commencing on the 1st day of June, 1996 and continuing throughout the balance of the term. Monthly rental for any partial month shall be prorated at the rate of 1/30th of monthly rental per day. Rent shall be paid to Sublessor at 8400 Baymeadows Way, Jacksonville, Florida 32256 or at such other place or places as Sublessor may from time to time direct.


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4. PREPAID RENT; SECURITY DEPOSIT. The parties acknowledge that Landlord now holds the sum of $3,605.00, to be applied subject to the provisions of the lease. Sublessor releases all claims to that sum, and the sum shall be held by Landlord for the benefit of Sublessee, subject to the provisions of the lease.

5. TERM.

   a. The term of this sublease shall be for a period of Eleven months (11 months) commencing on the 1st day of June, 1996, and ending on the 30th day of April, 1997.

   b. In the event Sublessor is unable to deliver possession of the premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby, nor shall this sublease be void or voidable but Sublessee shall not be liable for rent until such time as Sublessor offers to deliver possession of the premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to the commencement of the term, Sublessee shall do so subject to all of the covenants and conditions hereof and shall pay rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.

6. USE. Sublessee shall use the premises for Office/Warehouse for computer circuit board distribution and for no other purpose without the prior written consent of Sublessor. The use includes the assembly of computers, computer circuit boards and computer peripherals. Sublessee's business shall be established and conducted throughout the term hereof in a first class manner. Sublessee shall not use the premises for, or carry on, or permit to be carried on, any offensive, noisy or dangerous trade, business, manufacture or occupation nor permit any auction sale to be held or conducted on or about the premises. Sublessee shall not do or suffer anything to be done upon the premises which will cause structural injury to the premises or the building of which the same form a part. The premises shall not be overloaded and no machinery, apparatus or other appliance shall be used or operated upon the premises which will in any manner injure, vibrate or shake the premises or the building of which it is a part. No use shall be made of the premises which will in any way impair the efficient operation of the sprinkler system (if any) within the building containing the premises. Sublessee shall not leave the premises unoccupied or vacant during the term. No musical instrument of any sort, or any noise making device will be operated or allowed upon the premises for the purpose of attracting trade or otherwise. Sublessee shall not use or permit the use of the premises or any part thereof for any purpose which will increase the existing rate of insurance upon the building in which the premises are located, or cause a cancellation of any insurance policy covering the building or any part thereof. If any act on the part of Sublessee or use of the premises by Sublessee shall cause directly or indirectly, any


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     increase of Sublessor's insurance expense, said additional expense shall be paid by Sublessee to Sublessor upon demand. No such payment by Sublessee shall limit Sublessor in the exercise of any other rights or remedies, or constitute a waiver of Sublessor's right to require Sublessee to discontinue such act or use.

 7. LANDLORD'S CONSENT. Landlord consents to the sublease without waiver of the restriction concerning further subleases.

 8. SUBLESSOR'S LIABILITY. Sublessor shall remain personally liable for the performance of the provisions of the lease.

 9. SUBLESSEE TO HOLD SUBLESSOR HARMLESS. Sublessor warrants that as of the commencement date of this sublease, there will be no uncured default under the underlying lease. If Sublessee defaults under the lease, Sublessee shall indemnify and hold Sublessor harmless from all damages resulting from the default. If Sublessee defaults in its obligations under the lease and Sublessor pays rent to Landlord or fulfills any of Sublessee's other obligations in order to prevent Sublessee from being in default, Sublessee immediately shall reimburse Sublessor for the amount of rent or costs incurred by Sublessor in fulfilling Sublessee's obligations under this sublease, together with interest on those sums at the rate of five percent (5%) per annum, or the highest legal rate.

10.  DEFAULT OF LEASE; NOTICE TO SUBLESSOR.

     a. NOTICE TO SUBLESSOR. Landlord will send to Sublessor any notice of default that Landlord sends to Sublessee.

     b. LANDLORD'S REMEDIES AGAINST SUBLESSOR. Upon notice of default by the Sublessor from the Landlord, the Sublessee agrees to pay rent directly to the Landlord.

     c. RIGHT TO CURE. If Sublessee is in default of the lease, before Landlord will exercise any of the rights available to Landlord by reason of any default, Sublessor shall have the right for a period of five (5) days after the period expires for curing rent defaults, and ten (10) days after the period expires for curing nonrent defaults, in which to cure any default, provided the cure is diligently prosecuted to completion.

     d. SUBLESSOR'S REMEDIES AGAINST SUBLESSEE. If Sublessee defaults under the lease, Sublessor shall have all rights against Sublessee that are available by law and those contained in the lease, including, without limitation, Sublessor's right to reenter and retake possession of the premises from Sublessee.

11. AMENDMENT OF LEASE. Landlord and Sublessee shall not enter into any agreement that amends the lease without Sublessor's consent. Any amendment of the lease in violation of this provision shall have no force or effect on Sublessor.
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12. MISCELLANEOUS.

    a. ATTORNEY'S FEES. If any party commences an action against any of the parties arising out of or in connection with this sublease, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorney's fees and cost of suit.

    b. NOTICE. Any notice, demand, request, consent, approval or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class mail. Any notice, demand, request, consent, approval, or communication that either party desires or is required to give to the other party shall be addressed to the other party at the address set forth in the introductory paragraph of this sublease. Either party may change its address by notifying the other party of the change of address. Notice shall be deemed communicated with 48 hours from the time of mailing if mailed as provided in this paragraph.

    c. SUCCESSORS. This sublease shall be binding on and inure to the benefit of the parties and their successors, except as provided in paragraph 34 of the lease.

12. SUBLEASE COST TO TRANSFER. In connection with any sublease, Sublessor shall pay to Landlord a fee of $250.00 to defray Landlord's costs in effecting such transfer.

Redress for any claims against Landlord under this Sublease Agreement shall only be made against Landlord to the extent of Landlord's interest in the property to which the leased premises are a part. The obligations of Landlord under this lease shall not be personally binding on, nor shall any resort be had to the private properties of, any of its trustees or board of directors and officers, as the case may be, the general partners thereof or any beneficiaries, stockholders, employees or agents of Landlord, or the investment manager.

LANDLORD:                               SUBLESSOR:
    RREEF USA FUND - III,               Transworld Home HealthCare, Inc.
    a California Group Trust            dba/DermaQuest Surgical Supply, Inc.
By: RREEF MANAGEMENT COMPANY,           8400 Baymeadows Way
    a California corporation            Jacksonville, Florida 32256

By: /s/ Barbara J. Gillentine           By: /s/ Robert Fine
    ---------------------------             --------------------------------
    Barbara J. Gillentine
Title: V.P., District Manager           Title: President
Date:  5-29-96                          Date:  5/21/96


SUBLESSEE:
   Great Valley Products-M, Inc.
   Independence Court Bay #1
   Folcroft, PA 19032-2111

By:/s/ Michael Wojciechowski
   --------------------------------
Title: President
Date:  29 May 1996